www.ziffdavis.com©2026 Ziff Davis. All rights reserved. FOURTH QUARTER AND FULL YEAR 2025 RESULTS February 23, 2026 Exhibit 99.2

2 Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs as of February 23, 2026 (“Release Date”) and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions or divestitures; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a cybersecurity breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory- related fees; the risks related to supply chain disruptions, increased tariffs and trade protection measures, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; our ability to consummate a sale of one or more of our business lines pursuant to our announced review of potential value-creating opportunities; and the numerous other factors set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting the Company, refer to our most recent Annual Report on Form 10-K and the other reports filed by the Company from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this presentation are based on limited information available to the Company as of the Release Date and are subject to change. Although management’s expectations may change after the Release Date, the Company undertakes no obligation to revise or update these statements. All information in this presentation speaks as of the Release Date and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information. Capitalized terms not otherwise defined in this presentation have the meanings set forth in the Company’s earnings press release issued on the Release Date. Third-Party Information Any third-party trademarks, including names, logos and brands, referenced by the Company in this presentation are property of their respective owners. Any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law. Industry, Market and Other Data Certain information that may be contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on reports from various sources. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. We have not independently verified market data and industry forecasts provided by any of these or any other third-party sources referred to in this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Non-GAAP Financial information Included in this presentation are certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP measures, as defined by Ziff Davis, may not be comparable to similar non-GAAP measures presented by other companies, limiting their usefulness for comparison purposes. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that Ziff Davis’ future results or leverage will be unaffected by other unusual or non-recurring items. Please see the "Supplemental Information" to this presentation for details related to how we define these non-GAAP measures and reconciliations thereof to the most directly comparable GAAP measures. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business. Safe Harbor for Forward-looking Statements

3 Some factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this presentation include, but are not limited to, our ability and intention to: • Manage certain risks inherent to our business, such as costs associated with fraudulent activity, system failure, or security breach; effectively maintaining and managing our billing systems; the time and resources required to manage our legal proceedings; liability for legal and other claims; or adhering to our internal controls and procedures; • Compete with other similar providers with regard to price, service, functionality; • Achieve business and financial objectives in light of burdensome domestic and international laws and regulations, including those related to data privacy, access, security, retention, and sharing; • Successfully adapt to technological changes and diversify services and related revenues at acceptable levels of financial return; • Successfully develop and protect our intellectual property, both domestically and internationally, including our brands, content, copyrights, patents, trademarks, and domain names from infringement by third parties, and avoid infringing upon the proprietary rights of others; • Manage certain risks associated with environmental, social, and governmental matters, including related reporting obligations, that could adversely affect our reputation and performance; • Recruit and retain key personnel and maintain the beneficial aspects of our corporate culture globally; • Meet any publicly announced guidance or other expectations about our business and future operating results; and • Respond to other factors set forth in our most recent Annual Report on Form 10-K filed by us with the SEC and the other reports we file from time to time with the SEC. Risk Factors • Sustain growth or profitability, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of reduced economic growth, recessions, inflationary conditions, fluctuating interest rates, increased unemployment, supply chain disruptions, and other factors and their related impacts on customer acquisition and retention rates, customer usage levels, and credit and debit card payment declines; • Maintain and increase our customer base and average revenue per customer; • Generate sufficient cash flow to make interest and debt payments, reinvest in our business, and pursue desired activities and businesses plans while satisfying restrictive covenants relating to debt obligations; • Acquire or divest businesses on acceptable terms, execute on our investment strategies, successfully manage our growth, and integrate and realize anticipated synergies from acquisitions; • Continue to expand our businesses and operations internationally in the wake of numerous risks, including adverse currency fluctuations, difficulty in staffing and managing international operations, higher operating costs as a percentage of revenues, or the implementation of adverse regulations; • Maintain our financial position, operating results and cash flows in the event that we incur new or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added, and telecommunication taxes; • Manage certain risks related to the unauthorized use of our content and the infringement of our intellectual property rights by developers and users of generative artificial intelligence ("AI"); • Prevent system failures, security breaches, and other technological issues; • Achieve positive outcomes in our pending and future legal proceedings; • Accurately estimate the assumptions underlying our effective worldwide tax rate; • Maintain favorable relationships with critical third-party vendors that are financially stable; • Create compelling digital media content facilitating increased traffic and advertising levels and additional advertisers or an increase in advertising spend, and effectively target digital media advertisements to desired audiences;

4 FY 2025 Components of Revenues and Adjusted EBITDA (1) by Segment Technology & Shopping Gaming & Entertainment Health & Wellness Connectivity Cybersecurity & Martech Corporate Total $ in 000's Revenues Advertising and Performance Marketing $ 350,985 $ 124,212 $ 335,746 $ 12,642 $ — $ — $ 823,585 % of Total Revenues 98.43% 67.67% 83.45% 5.48% — % — % 56.75 % Subscription and Licensing 10,438 59,323 53,727 202,065 273,115 — 598,668 % of Total Revenues 2.93% 32.32% 13.35% 87.57% 98.23% — % 41.25 % Other (4,827) 23 12,880 16,026 4,913 — 29,015 % of Total Revenues (1.36) % 0.01% 3.20% 6.95% 1.77% — % 2.00 % Total Revenues $ 356,596 $ 183,558 $ 402,353 $ 230,733 $ 278,028 $ — $ 1,451,268 Adjusted EBITDA $ 113,815 $ 69,023 $ 149,981 $ 110,891 $ 92,923 $ (41,522) $ 495,111 Adjusted EBITDA Margin (%) 31.9% 37.6% 37.3% 48.1% 33.4% — % 34.1% 1. See "Supplemental Information" for non-GAAP reconciliations.

5 $412.8 $406.7 Q4 2024 Q4 2025 (1.5)% $171.8 $163.2 Q4 2024 Q4 2025 $2.58 $2.56 Q4 2024 Q4 2025 (5.0)% (0.8)% Adjusted EBITDA (1) (in millions) Adjusted diluted EPS (1) Revenues (in millions) Q4 2025 Consolidated Financial Snapshot 1. See "Supplemental Information" for non-GAAP reconciliations.

6 $1,401.7 $1,451.3 FY 2024 FY 2025 3.5% $493.5 $495.1 FY 2024 FY 2025 $6.62 $6.63 FY 2024 FY 2025 0.3% 0.2% Adjusted EBITDA (1) (in millions) Adjusted diluted EPS (1) Revenues (in millions) FY 2025 Consolidated Financial Snapshot 1. See "Supplemental Information" for non-GAAP reconciliations.

7 $148 $153 Q4 2024 Q4 2025 $586 $599 FY 2024 FY 2025 Revenue by Type (1)(2) $258 $246 Q4 2024 Q4 2025 (4.4)% 1. Throughout this presentation, revenues are net of inter-segment revenues and revenues by revenue source may not foot to total revenues due to rounding. 2. Excludes revenues that are classified as "other". Quarterly Revenues (1) (in millions) Quarterly Revenues (1) (in millions) 4.0% Advertising and Performance Marketing Subscription and Licensing $778 $824 FY 2024 FY 2025 Fiscal Year Revenues (1) (in millions) 5.9% Fiscal Year Revenues (1) (in millions) 2.2%

8 $345.7 $351.0 $7.2 $10.4 $9.1 FY 2024 FY 2025 $130.0 $108.5 $2.0 $2.9 $0.9 Q4 2024 Q4 2025 $58.3 $47.2 43.8% 43.3% Q4 2024 Q4 2025 Q4 2025 and FY 2025 Technology & Shopping Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) (18.0)% (19.1)% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations. $132.9 $108.9 $121.4 $113.8 33.5% 31.9% FY 2024 FY 2025 Full Year Revenues (in millions) Full Year Adjusted EBITDA & Margin (1) (in millions) (1.5)% (6.2)% $361.9 $356.6 $(2.4) $(4.8)

9 $24.7 $23.0 48.5% 44.5% Q4 2024 Q4 2025 $34.9 $35.7 $16.0 $16.1 Q4 2024 Q4 2025 Q4 2025 and FY 2025 Gaming & Entertainment Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) 1.5% (6.9)% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations. $50.9 $51.7 $120.8 $124.2 $59.5 $59.3 FY 2024 FY 2025 $68.6 $69.0 38.1% 37.6% FY 2024 FY 2025 Full Year Revenues (in millions) Full Year Adjusted EBITDA & Margin (1) (in millions) 1.8% 0.6% $180.3 $183.6

10 $46.8 $49.2 44.3% 42.8% Q4 2024 Q4 2025 $89.6 $98.7 $13.0 $13.2 $3.1 $2.9 Q4 2024 Q4 2025 Q4 2025 and FY 2025 Health & Wellness Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) 8.6% 5.0% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations. $105.7 $114.8 $299.5 $335.7 $49.5 $53.7$13.4 $12.9 FY 2024 FY 2025 $135.4 $150.0 37.4% 37.3% FY 2024 FY 2025 Full Year Revenues (in millions) Full Year Adjusted EBITDA & Margin (1) (in millions) 11.0% 10.8% $362.4 $402.4

11 $29.5 $30.2 54.4% 50.1% Q4 2024 Q4 2025 $3.3 $3.6 $47.5 $52.9$3.5 $3.8 Q4 2024 Q4 2025 Q4 2025 and FY 2025 Connectivity Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) 11.2% 2.4% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations. $54.2 $60.3 $11.9 $12.6 $186.0 $202.1 $15.7 $16.0 FY 2024 FY 2025 $110.1 $110.9 51.5% 48.1% FY 2024 FY 2025 Full Year Revenues (in millions) Full Year Adjusted EBITDA & Margin (1) (in millions) 8.0% 0.7% $213.6 $230.7

12 $22.4 $23.3 32.4% 32.9% Q4 2024 Q4 2025 $69.0 $68.3 $2.6 Q4 2024 Q4 2025 Q4 2025 and FY 2025 Cybersecurity & Martech Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) 2.7% 4.3% Other Subscription and Licensing 1. See "Supplemental Information" for non-GAAP reconciliations. $69.0 $70.9 $283.5 $273.1 $4.9 FY 2024 FY 2025 $98.8 $92.9 34.8% 33.4% FY 2024 FY 2025 Full Year Revenues (in millions) Full Year Adjusted EBITDA & Margin (1) (in millions) (1.9)% (5.9)% $283.5 $278.0

13 ($ in millions) December 31, 2025 Cash and Cash Equivalents $ 607 Long-term Investments 93 Total Cash, Cash Equivalents, and Investments $ 700 4.625% Senior Notes $ 460 1.75% Convertible Notes 149 3.625% Convertible Notes 263 Total Gross Debt (1) $ 872 Multiple of FY 2025 Adj. EBITDA Gross Debt $ 872 1.8x Gross Debt less Cash and Cash Equivalents $ 265 0.5x Gross Debt less Cash, Cash Equivalents, and Investments $ 172 0.3x Ziff Davis Capital Structure 1. Reflects the outstanding principal amount of gross debt.

SUPPLEMENTAL INFORMATION

15 Non-GAAP Financial Measures The below non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP. Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements. Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to: Interest expense, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of businesses; (Gain) loss on investments, net; Provision for credit losses on investments; Other (income) loss, net; Income tax (benefit) expense; (Income) loss from equity method investment, net of tax; Depreciation and amortization; Share-based compensation; Transaction, integration, and other charges; Lease asset impairments and other charges; and Goodwill impairment. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues. Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to: Interest, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of businesses; (Gain) loss on investments, net; Provision for credit losses on investments; (Income) loss from equity method investment, net of tax; Amortization; Share-based compensation; Transaction, integration, and other charges; Lease asset impairments and other charges; and Goodwill impairment. Adjusted diluted EPS is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution. Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any). Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment.

16 $ in 000's Ziff Davis Three months ended December 31, 2025 2024 Net income $ 370 $ 64,087 Interest expense, net 6,760 6,391 Loss on sale of businesses 57,988 — Other loss (income), net 1,402 (2,438) Income tax (benefit) expense (204) 13,610 Loss (income) from equity method investment, net of tax 19,729 (3,128) Depreciation and amortization 57,934 59,971 Share-based compensation 11,251 10,282 Transaction, integration, and other charges 5,870 23,036 Lease asset impairments and other charges 2,120 (9) Adjusted EBITDA $ 163,220 $ 171,802 Non-GAAP reconciliation: Adjusted EBITDA

Non-GAAP reconciliation: Adjusted EBITDA by Segment

Q4 2025 *$ in 000's*	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate [1]	Total
Revenues	$ 108,941	$ 51,728	$ 114,809	$ 60,328	$ 70,906	$ —	$ 406,712
Income (loss) from operations	$ 21,161	$ 18,318	$ 33,546	$ 21,341	$ 11,464	$ (19,785)	$ 86,045
Depreciation and amortization	22,827	3,119	13,767	7,259	10,822	140	57,934
Share-based compensation	1,450	469	1,614	979	1,176	5,563	11,251
Transaction, integration, and other costs	1,355	22	359	468	(756)	4,422	5,870
Lease asset impairments and other charges	357	1,087	(107)	171	612	—	2,120
Adjusted EBITDA	**$ 47,150**	**$ 23,015**	**$ 49,179**	**$ 30,218**	**$ 23,318**	**$ (9,660)**	**$ 163,220**

Q4 2024 *$ in 000's*	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate [1]	Total
Revenues	$ 132,922	$ 50,941	$ 105,671	$ 54,248	$ 69,041	$ —	$ 412,823
Income (loss) from operations	$ 22,245	$ 20,244	$ 27,058	$ 17,500	$ 9,095	$ (17,620)	$ 78,522
Depreciation and amortization	25,313	2,869	13,849	9,397	8,505	38	59,971
Share-based compensation	1,164	190	1,411	638	1,097	5,782	10,282
Transaction, integration, and other costs	9,710	1,323	4,509	1,987	3,587	1,920	23,036
Lease asset impairments and other charges	(179)	94	—	—	76	—	(9)
Adjusted EBITDA	**$ 58,253**	**$ 24,720**	**$ 46,827**	**$ 29,522**	**$ 22,360**	**$ (9,880)**	**$ 171,802**

1. Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

Ziff Davis 17

18 $ in 000's Ziff Davis Year ended December 31, 2025 2025 2024 2023 Net income $ 47,354 $ 63,047 $ 41,503 Interest expense, net 25,910 13,988 20,031 Loss on sale of businesses 57,988 3,780 — (Gain) loss on investment, net (5,018) 7,654 28,138 Provision for credit losses on investments 17,566 — — Other loss (income), net 5,893 (4,968) 9,468 Income tax expense 25,447 41,370 24,142 Loss (income) from equity method investment, net of tax 7,946 (11,223) 7,829 Depreciation and amortization 228,691 211,916 236,966 Share-based compensation 44,927 40,915 31,920 Transaction, integration, and other charges 17,116 40,395 23,217 Lease asset impairments and other charges 3,712 1,361 2,245 Goodwill impairment 17,579 85,273 56,850 Adjusted EBITDA $ 495,111 $ 493,508 $ 482,309 Non-GAAP reconciliation: Adjusted EBITDA

Non-GAAP reconciliation: Adjusted EBITDA by Segment

FY 2025 *$ in 000's*	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate [1]	Total
Revenues	$ 356,596	$ 183,558	$ 402,353	$ 230,733	$ 278,028	$ —	$ 1,451,268
Income (loss) from operations	$ 9,302	$ 53,035	$ 89,384	$ 76,113	$ 28,597	$ (73,345)	$ 183,086
Depreciation and amortization	90,880	11,740	54,472	29,027	42,151	421	228,691
Share-based compensation	5,462	1,676	6,301	3,413	4,513	23,562	44,927
Transaction, integration, and other costs	7,367	1,198	(530)	2,167	(926)	7,840	17,116
Lease asset impairments and other charges	804	1,374	354	171	1,009	—	3,712
Goodwill impairment	—	—	—	—	17,579	—	17,579
Adjusted EBITDA	**$ 113,815**	**$ 69,023**	**$ 149,981**	**$ 110,891**	**$ 92,923**	**$ (41,522)**	**$ 495,111**

FY 2024 *$ in 000's*	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate [1]	Total
Revenues	$ 361,882	$ 180,276	$ 362,408	$ 213,620	$ 283,502	$ —	$ 1,401,688
Income (loss) from operations	$ (71,072)	$ 54,001	$ 67,207	$ 79,374	$ 54,961	$ (70,823)	$ 113,648
Depreciation and amortization	83,424	10,733	52,766	31,882	33,025	86	211,916
Share-based compensation	5,014	1,070	5,604	2,658	4,631	21,938	40,915
Transaction, integration, and other costs	18,530	2,727	9,788	(3,823)	5,415	7,758	40,395
Lease asset impairments and other charges	223	93	15	—	756	274	1,361
Goodwill impairment	85,273	—	—	—	—	—	85,273
Adjusted EBITDA	**$ 121,392**	**$ 68,624**	**$ 135,380**	**$ 110,091**	**$ 98,788**	**$ (40,767)**	**$ 493,508**

Ziff Davis

1. Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

19

20 FY 2023 Technology & Shopping Gaming & Entertainment Health & Wellness Connectivity Cybersecurity & Martech Corporate (1) Total $ in 000's Revenues $ 330,557 $ 168,821 $ 361,923 $ 211,518 $ 291,209 $ — $ 1,364,028 Income (loss) from operations $ (50,498) $ 57,299 $ 63,575 $ 70,591 $ 43,210 $ (51,566) $ 132,611 Income from equity method investment, net — — — — — (1,500) (1,500) Depreciation and amortization 83,271 10,368 59,870 31,793 52,618 (954) 236,966 Share-based compensation 4,941 758 4,843 2,014 4,186 15,178 31,920 Transaction, integration, and other charges 5,085 2,441 10,004 2,820 1,089 1,778 23,217 Lease asset impairments and other charges 1,019 — 510 — 471 245 2,245 Goodwill impairment 56,850 — — — — — 56,850 Adjusted EBITDA $ 100,668 $ 70,866 $ 138,802 $ 107,218 $ 101,574 $ (36,819) $ 482,309 Non-GAAP reconciliation: Adjusted EBITDA by Segment 1. Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

21 $ in 000's Ziff Davis Three months ended December 31, 2024 2025 Per diluted share (1) 2024 Per diluted share (1) Net income $ 370 $ 0.01 $ 64,087 $ 1.43 Interest, net 85 — 60 — Loss on sale of businesses 43,491 1.11 — — Loss on investments, net — — 942 0.02 Loss (income) from equity method investment, net 19,729 0.50 (3,128) (0.07) Amortization 20,677 0.53 25,040 0.59 Share-based compensation 9,611 0.24 5,178 0.12 Transaction, integration, and other charges 5,018 0.13 18,003 0.42 Lease asset impairment and other charges 1,523 0.04 7 — Dilutive effect of the convertible debt — — — 0.07 Adjusted net income $ 100,504 $ 2.56 $ 110,189 $ 2.58 Non-GAAP reconciliation: Adjusted net income and Adjusted diluted EPS 1. The reconciliation of Net income (loss) per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

22 $ in 000's Ziff Davis Years ended December 31, 2024 2025 Per diluted share (1) 2024 Per diluted share (1) Net income $ 47,354 $ 1.15 $ 63,047 $ 1.42 Interest, net 269 0.01 132 — Loss on sale of businesses 43,491 1.06 103 — (Gain) loss on investments, net (5,018) (0.12) 8,019 0.18 Provision for credit losses on investments 17,566 0.42 — — Loss (income) from equity method investment, net 7,946 0.19 (11,223) (0.25) Amortization 89,743 2.18 87,052 1.96 Share-based compensation 36,903 0.90 31,013 0.70 Transaction, integration, and other charges 13,934 0.34 30,000 0.67 Lease asset impairment and other charges 2,779 0.07 1,045 0.02 Goodwill impairment 17,579 0.43 85,273 1.92 Adjusted net income $ 272,546 $ 6.63 $ 294,461 $ 6.62 Non-GAAP reconciliation: Adjusted net income and Adjusted diluted EPS 1. The reconciliation of Net income (loss) per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

Q4 2025 and Q4 2024 Reconciliation of GAAP to Non-GAAP Financial Measures

Q4 2025	GAAP amount	Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Adjusted non-GAAP amount
$ in 000's										
Direct costs	**$(57,264)**	$–	$–	$–	$–	$–	$73	$60	$–	**$(57,131)**
Sales and marketing	**$(136,212)**	–	–	–	–	–	1,303	771	–	**$(134,138)**
Research, development, and engineering	**$(14,206)**	–	–	–	–	–	931	90	–	**$(13,185)**
General, administrative, and other related costs	**$(55,051)**	–	–	–	–	–	8,944	4,949	2,120	**$(39,038)**
Depreciation and amortization	**$(57,934)**	–	–	–	–	31,052	–	–	–	**$(26,882)**
Interest expense	**$(6,760)**	112	–	–	–	–	–	–	–	**$(6,648)**
Loss on sale of businesses	**$(57,988)**	–	57,988	–	–	–	–	–	–	**$–**
Other loss, net	**$(1,402)**	–	–	–	–	–	–	(369)	–	**$(1,771)**
Income tax benefit (expense) [(1)]	**$204**	(27)	(14,497)	–	–	(10,375)	(1,640)	(483)	(597)	**$(27,415)**
Loss from equity method investment, net of tax	**$(19,729)**	–	–	–	19,729	–	–	–	–	**$–**
Total non-GAAP adjustments		**$85**	**$43,491**	**$—**	**$19,729**	**$20,677**	**$9,611**	**$5,018**	**$1,523**	

Q4 2024	GAAP amount	Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Adjusted non-GAAP amount
$ in 000's										
Direct costs	**$(53,242)**	$–	$–	$–	$–	$–	$57	$425	$–	**$(52,760)**
Sales and marketing	**$(150,510)**	–	–	–	–	–	891	13,366	–	**$(136,253)**
Research, development, and engineering	**$(17,549)**	–	–	–	–	–	735	3,926	–	**$(12,888)**
General, administrative, and other related costs	**$(53,029)**	–	–	–	–	–	8,599	5,319	(9)	**$(39,120)**
Depreciation and amortization	**$(59,971)**	–	–	–	–	34,965	–	–	–	**$(25,006)**
Interest expense	**$(6,391)**	80	–	–	–	–	–	–	–	**$(6,311)**
Other income, net	**$2,438**	–	–	–	–	–	–	(237)	–	**$2,201**
Income tax expense [(2)]	**$(13,610)**	(20)	–	942	–	(9,925)	(5,104)	(4,796)	16	**$(32,497)**
Income from equity method investment, net of tax	**$3,128**	–	–	–	(3,128)	–	–	–	–	**$–**
Total non-GAAP adjustments		**$60**	**$—**	**$942**	**$(3,128)**	**$25,040**	**$5,178**	**$18,003**	**$7**	

Ziff Davis

1. Adjusted effective tax rate was approximately 21.4% for the three months ended December 31, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $27,415 and the denominator is $127,919, which equals adjusted net income of $100,504 plus adjusted income tax expense.
2. Adjusted effective tax rate was approximately 22.8% for the three months ended December 31, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $32,497 and the denominator is $142,686, which equals adjusted net income of $110,189 plus adjusted income tax expense.

23

FY 2025 and FY 2024 Reconciliation of GAAP to Non-GAAP Financial Measures

FY 2025	GAAP amount	Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	Provision for credit losses on investments	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Goodwill impairment	Adjusted non-GAAP amount
$ in 000's												
Direct costs	**$(206,598)**	$–	$–	$–	$–	$–	$–	$276	$120	$–	**$–**	**$(206,202)**
Sales and marketing	**$(543,325)**	–	–	–	–	–	–	4,958	5,743	–	**–**	**$(532,624)**
Research, development and engineering	**$(61,962)**	–	–	–	–	–	–	3,592	719	–	**–**	**$(57,651)**
General, administrative, and other related costs	**$(210,027)**	–	–	–	–	–	–	36,101	10,534	3,712	**–**	**$(159,680)**
Depreciation and amortization	**$(228,691)**	–	–	–	–	–	121,696	–	–	–	**–**	**$(106,995)**
Goodwill impairment	**$(17,579)**	–	–	–	–	–	–	–	–	–	**17,579**	**$–**
Interest expense	**$(25,910)**	358	–	–	–	–	–	–	–	–	**–**	**$(25,552)**
Loss on sale of businesses	**$(57,988)**	–	57,988	–	–	–	–	–	–	–	**–**	**$–**
Gain on investments, net	**$5,018**	–	–	(5,018)	–	–	–	–	–	–	**–**	**$–**
Provision for credit losses on investments	**$(17,566)**	–	–	–	17,566	–	–	–	–	–	**–**	**$–**
Other loss, net	**$(5,893)**	–	–	–	–	–	–	–	(369)	(119)	**–**	**$(6,381)**
Income tax expense [1]	**$(25,447)**	(89)	(14,497)	–	–	–	(31,953)	(8,024)	(2,813)	(814)	**–**	**$(83,637)**
Loss from equity method investment, net	**$(7,946)**	–	–	–	–	7,946	–	–	–	–	**–**	**$–**
Total non-GAAP adjustments		**$269**	**$43,491**	**$(5,018)**	**$17,566**	**$7,946**	**$89,743**	**$36,903**	**$13,934**	**$2,779**	**$17,579**	

FY 2024	GAAP amount	Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	Provision for credit losses on investments	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Goodwill impairment	Adjusted non-GAAP amount
$ in 000's												
Direct costs	**$(200,323)**	$–	$–	$–	$–	$–	$–	$248	$760	$–	$–	**$(199,315)**
Sales and marketing	**$(519,694)**	–	–	–	–	–	–	3,756	19,072	–	–	**$(496,866)**
Research, development and engineering	**$(67,373)**	–	–	–	–	–	–	3,665	6,556	–	–	**$(57,152)**
General, administrative, and other related costs	**$(203,461)**	–	–	–	–	–	–	33,246	14,007	1,361	–	**$(154,847)**
Depreciation and amortization	**$(211,916)**	–	–	–	–	–	117,748	–	–	–	–	**$(94,168)**
Goodwill impairment	**$(85,273)**	–	–	–	–	–	–	–	–	–	85,273	**$–**
Interest expense	**$(13,988)**	176	–	–	–	–	–	–	–	–	–	**$(13,812)**
Loss on sale of businesses	**$(3,780)**	–	3,780	–	–	–	–	–	–	–	–	**$–**
Loss on investments, net	**$(7,654)**	–	–	7,654	–	–	–	–	–	–	–	**$–**
Other income (loss), net	**$4,968**	–	(4,903)	–	–	–	–	–	(774)	–	–	**$(709)**
Income tax expense [2]	**$(41,370)**	(44)	1,226	365	–	–	(30,696)	(9,902)	(9,621)	(316)	–	**$(90,358)**
Income from equity method investment, net of tax	**$11,223**	–	–	–	–	(11,223)	–	–	–	–	–	**$–**
Total non-GAAP adjustments		**$132**	**$103**	**$8,019**	**$—**	**$(11,223)**	**$87,052**	**$31,013**	**$30,000**	**$1,045**	**$85,273**	

1. Adjusted effective tax rate was approximately 23.5% for the year ended December 31, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $83,637 and the denominator is $356,183, which equals adjusted net income of $272,546 plus adjusted income tax expense.
2. Adjusted effective tax rate was approximately 23.5% for the year ended December 31, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $90,358 and the denominator is $384,819, which equals adjusted net income of $294,461 plus adjusted income tax expense.

Ziff Davis
24

25 $ in 000's Ziff Davis Three months ended December 31, Years ended December 31, 2025 2024 2025 2024 Net cash provided by operating activities $ 191,082 $ 158,233 $ 407,068 $ 390,315 Less: Purchases of property and equipment (33,310) (27,159) (119,198) (106,635) Free cash flow $ 157,772 $ 131,074 $ 287,870 $ 283,680 Non-GAAP reconciliation: Free Cash Flow

26 Organic Growth (1) 2023 2024 2025 Year over Year Growth Rates Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Organic Revenues (1) (5%) (5%) 0% 0% (2%) 1% (4%) (1%) (3%) (2%) (1%) 4% (2%) (3%) (1%) Total Revenues (3%) (3%) 0% (2%) (2%) 2% (2%) 4% 6% 3% 4% 10% 3% (1%) 4% 1. The Company includes revenues from an acquired business in organic revenues in the first month in which the Company can compare that full month in the current year against the corresponding full month under its ownership in the prior year. Similarly, the Company excludes revenues from divested assets beginning with the quarter of the disposal of the asset, as well as from the prior year's comparable period(s). Beginning in Q2 2025, the Company excludes revenues from certain brands that are in managed decline. Revenues from these brands were $7.1 million in Q4 2025 and $21.8 million in FY 2025. Year over year organic growth rates have been recast for the periods prior to Q2 2025 to reflect this definition. If revenues from these brands were included in Q4 2025 and Q4 2024, the year over year growth rate for organic revenues would have been (5)%. If revenues from these brands were included in FY 2025 and FY 2024, the year over year growth rate for organic revenues would have been (3)%.

27 2024 2025 Q4 Q4 Technology & Shopping Net advertising and performance marketing revenue retention (1) 92.9% 91.0% Customers (2) 793 753 Quarterly revenue per customer (3) $163,947 $144,070 Gaming & Entertainment Net advertising and performance marketing revenue retention (1) 92.7% 87.6% Customers (2) 432 464 Quarterly revenue per customer (3) $80,900 $76,882 Health & Wellness Net advertising and performance marketing revenue retention (1) 91.4% 102.3% Customers (2) 778 848 Quarterly revenue per customer (3) $115,604 $116,332 Key Operating Metrics by Segment - Advertising and Performance Marketing 1. Net advertising and performance marketing revenue retention equals (i) the trailing twelve months revenues recognized related to prior year customers in the current year period (excluding revenues from acquisitions during the stub period) divided by (ii) the trailing twelve months revenues recognized related to prior year customers in the prior year period (excluding revenues from acquisitions during the stub period). This excludes customers that generated less than $10,000 of revenues in the measurement period. 2. Excludes customers that generated less than $2,500 in the quarter. 3. Represents total gross quarterly advertising and performance marketing revenues divided by customers as defined in footnote (2).

28 2024 2025 Q4 Q4 Gaming & Entertainment Customers (1)(2) 600,000 524,000 Average quarterly revenue per customer (2)(3) $26.65 $30.63 Health & Wellness Customers (1)(2) 1,771,000 1,878,000 Average quarterly revenue per customer (2)(3) $7.32 $7.08 Connectivity Customers (1)(2) 25,000 25,000 Average quarterly revenue per customer (2)(3) $1,915 $2,098 Cybersecurity & Martech Customers (1)(4) 1,253,000 1,228,000 Average quarterly revenue per customer (3) $55.11 $55.62 Key Operating Metrics by Segment - Subscription and Licensing 1. Represents the quarterly average of the end of month customer counts (rounded). 2. The metric includes the sale of perpetual software licenses, when applicable, revenues for which is recorded at a point in time rather than over time. 3. Represents quarterly gross subscription and licensing revenues divided by customers as defined in footnote (1). 4. Resellers within Cybersecurity & Martech segment are counted as one customer when there is not visibility into the number of underlying customers served by the reseller.